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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP]

May 18, 1998

Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California 91767

          RE:  KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

Ladies and Gentlemen:

          As special counsel for Keystone Automotive Industries, Inc., a California corporation ("Keystone"), in connection with Keystone's Registration Statement on Form S-4, No. 333-_______ ("Registration Statement"), registering a maximum of 3,092,656 shares (the "Shares") of Keystone's common stock, no par value, to be issued in connection with Keystone's acquisition of Republic Automotive Parts, Inc. ("Republic"), and subsequent merger of KAI Merger, Inc. a wholly owned subsidiary of Keystone ("KAI"), with and into Republic (the "Merger"), we have been requested to render this opinion.

          We have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein.

          For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

          1. The Articles of Incorporation of Keystone, certified by the California Secretary of State as of May 18, 1998;

          2. The Bylaws of Keystone, certified by the Secretary of the Company as of May 18, 1998;

          3.  The Registration Statement;

          4. Resolutions of the Board of Directors of Keystone duly adopted on February 14, 1998, approving, among other things, the filing of the Registration Statement, the Merger and the issuance of the Shares in connection with the Merger; and

          5. The Agreement and Plan of Merger dated as of February 17, 1998, among Republic, Keystone and KAI.
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Keystone Automotive Industries, Inc.
May 18, 1998
Page 2


          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of Keystone such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice without independent investigation. We express no opinion with respect to the statistical information and the financial statements, the notes thereto and related schedules and other financial data included, or documents incorporated by reference, in the Registration Statement.

          Based on the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Shares to be issued in the Merger will, when delivered in the manner and on the terms described in the Registration Statement (assuming the Merger is duly approved by Keystone's shareholders and after and while the Registration Statement is declared effective and assuming no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or proceedings therefor initiated or threatened by the Securities and Exchange Commission), will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          This opinion is limited to the current laws of the State of California and the Securities Act, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP